UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39158	65-0847995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On May 28, 2026, AppTech Payments Corp. (the “Company”) held its 2026 Annual Shareholders’ Meeting (the “Annual Meeting”). There were 40,503,934 shares of Company common stock entitled to be voted as of the March 30, 2026, record date. Of this amount, 26,990,778 shares were represented in person or by proxy at the meeting. Voting results for each matter submitted to a vote at the 2026 Annual Meeting are set forth below:

1.	The shareholders voted to elect each of the two (2) Class II director nominees to serve two-year terms:

Director Nominee	Votes For	Withheld	Broker Non-Votes
Albert L. Lord	24,278,883	2,711,895	574,067
Thomas J. DeRosa	18,839,757	8,151,021	574,067

2.	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Against	Abstain	Broker Non-Votes
22,309,168	1,532,022	3,149,588	574,067

3.	The shareholders indicated, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers for One Year:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
21,868,753	1,049,477	750,181	3,222,397	574,067

4.	The shareholders approved the 2026 AppTech Equity Incentive Plan:

Votes For	Against	Abstain	Broker Non-Votes
21,612,652	1,749,190	3,628,936	574,067

5.	The appointment of dbbmckennon, LLC as the Company’s independent registered public accounting firm for fiscal year 2026 was ratified by the shareholders:

Votes For	Against	Abstain	Broker Non-Votes
25,837,544	78,756	1,648,545	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: June 2, 2026	By:	/s/ Thomas DeRosa
Thomas DeRosa
Chief Executive Officer

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